      As filed with the United States Securities and Exchange Commission on July 11, 2000

                                                       Registration No.___-_____
________________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ____________

                                    Form S-8

                                  ____________


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        FirstWorld Communications, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                 33-0521976
  (State or other jurisdiction                    (I.R.S. Employer
 of incorporation or organization)               Identification No.)

                           8390 E. Crescent Parkway
                                   Suite 300
                       Greenwood Village, Colorado 80111
         (Address, including zip code, of principal executive offices)

                        FirstWorld Communications, Inc.
                          1999 Equity Incentive Plan
                             (Full Title of Plan)

                               Jeffrey L. Dykes
             Senior Vice President, General Counsel and Secretary
                        FirstWorld Communications, Inc.
                      8390 E. Crescent Parkway, Suite 300
                       Greenwood Village, Colorado 80111
                    (Name and address of agent for service)

                                (303) 874-8010
         (telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                                     Proposed        Proposed
                                                     maximum         maximum
                                     Amount          offering       aggregate       Amount of
Title of                              to be            price         offering      registration
securities to be registered       registered(1)      per share        price            fee
------------------------------------------------------------------------------------------------
Series B Common Stock,           8,200,000 shares   $3.71875(2)   $30,493,750(2)   $8,050.35(2)
$.0001 par value
------------------------------------------------------------------------------------------------

(1) This amount represents an 8,200,000 increase in the number of shares of the Registrant's Series B Common Stock authorized for issuance under the FirstWorld Communications, Inc. 1999 Equity Incentive Plan.

(2) Pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price, and the amount of registration fee, were calculated based upon the average of the high and low prices of the Registrant's Series B Common Stock as reported in the Nasdaq National Market Systems on July 11, 2000.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by FirstWorld Communications, Inc., a Delaware corporation (the "Registrant"), with respect to an additional 8,200,000 shares of the Registrant's Series B Common Stock, par value of $.0001 per share, issuable under the FirstWorld Communications, Inc. 1999 Equity Incentive Plan, and consists of only those items required by General Instruction E to Form S-8.


                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The contents of the earlier Registration Statement on Form S-8 filed by the Registrant, with the United States Securities and Exchange Commission on April 14, 1999, Registration No. 333-76325 are incorporated herein by reference and made a part hereof.

Item 8.    Exhibits.

Exhibit Number                           Description of Exhibit
--------------     -------------------------------------------------------------
     5.1           Opinion of Jeffrey L. Dykes (opinion re: legality)
    23.1           Consent of PricewaterhouseCoopers LLP
    23.2           Consent of Jeffrey L. Dykes (included in Exhibit 5.1 hereto)
    24.1           Power of Attorney (follows signature page)

                                   SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on July 10, 2000.

                              FIRSTWORLD COMMUNICATIONS, INC.



                              By: /s/ Jeffrey L. Dykes
                                  --------------------
                                 Jeffrey L. Dykes
                                 Senior Vice President, General Counsel
                                 and Secretary


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Dykes as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                       Title                          Date
        ---------                       -----                          ----

 /s/ Donald L. Sturm         Chairman of the Board                 July 10, 2000
---------------------------- President, Chief Executive Officer
 Donald L. Sturm             and Director (Principal Executive
                             Officer)

 /s/ Paul C. Adams           Vice President of Finance, Treasurer  July 10, 2000
---------------------------- and Assistant Secretary (Principal
 Paul C. Adams               Financial and Accounting Officer)


 /s/ Thomas J. Barrack, Jr.  Director                              July 10, 2000
----------------------------
 Thomas J. Barrack, Jr.


 /s/ William S. Price III    Director                              July 10, 2000
----------------------------
 William S. Price III


 /s/ James O. Spitzenberger  Director                              July 10, 2000
----------------------------
 James O. Spitzenberger


 /s/ John C. Stiska          Director                              July 10, 2000
----------------------------
 John C. Stiska


 /s/ Melanie L. Sturm        Director                              July 10, 2000
----------------------------
 Melanie L. Sturm


 /s/ John G. Donoghue        Director                              July 10, 2000
----------------------------
 John G. Donoghue

                                 EXHIBIT INDEX

Exhibit Number      Description of Exhibit
--------------      ----------------------
    5.1             Opinion of Jeffrey L. Dykes (opinion re: legality)
   23.1             Consent of PricewaterhouseCoopers LLP
   23.2             Consent of Jeffrey L. Dykes (included in Exhibit 5.1 hereto)
   24.1             Power of Attorney (follows signature page)